                                                                       Exhibit 6


                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                             CERTIFICATE OF BYLAWS


This is to certify that, effective July 25, 1983, the bylaws of Connecticut General Life Insurance Company were amended to read as follows:


                               =================


                                   ARTICLE 1

The annual meeting of the stockholders shall be held on the fourth Monday in April or on such other date as the directors may designate and at such place as they may determine. All other meetings of the stockholders shall be held at such times and places as the directors may determine. A written or printed notice of any meeting shall be mailed to each stockholder at least ten days prior to the meeting.

                                   ARTICLE 2

The number and terms of office of the directors shall be determined from time to time by the board of directors. No person shall be elected as a director after attaining the age of 70 years. The compensation of directors shall be as determined by the directors.

                                   ARTICLE 3

The directors shall hold meetings at such times and places as they may determine. Special meetings of the directors may be called by the chairman of the board and shall be called by the chairman of the board or in his absence by another director upon request in writing of the president or of any three directors. One-third of the total number of directors shall constitute a quorum. Action of the directors shall be by majority vote of the directors present.

                                   ARTICLE 4

The directors shall determine the order of their business and their rules of order and they shall preserve a written record of their doings.

                                   ARTICLE 5

The directors, by resolution adopted by a majority of the entire board, may appoint from their number one or more committees, each consisting of two or more directors and each of which, to the extent provided in such resolution, shall have all the authority of the board. A majority of the members of a committee shall constitute a quorum.

                                   ARTICLE 6

The directors shall choose from among their number a chairman of the board and shall elect a president, one or more vice presidents and one or more secretaries, including a corporate secretary. They may also authorize the chairman of the board, the president or other designated officers to appoint such officers, other than the chairman of the board, the president and the corporate secretary, with such titles, duties and powers as the appointing officer may deem desirable.

                                   ARTICLE 7

All loans and purchases for investment shall be authorized or approved by the directors or by an authorized committee of the board.

                                   ARTICLE 8

Real estate may be sold by the president or a vice president or an assistant vice president and the instrument of conveyance shall be executed by the president or a vice president or an assistant vice president and by a secretary or an assistant secretary or an investment officer or an assistant investment officer.

The sale of real estate where either the cost or the sale price exceeds $1,000,000 shall be authorized or approved by the directors or an authorized committee of the board, and all sales of real estate shall be reported to the directors or an authorized committee of the board.

The president or a vice president or an assistant vice president or a secretary or an assistant secretary or an investment officer or an assistant investment officer is authorized to execute releases (or to execute powers authorizing specific releases), assignments, or other instruments relating to mortgages, trust deeds, judgment liens, or other liens, and to execute leases or other contracts relating to real estate, and the president or a vice president or an assistant vice president may delegate to others by written instrument authority to execute leases.

                                   ARTICLE 9

The sale or other disposition of any investments other than those specifically provided for in Article 8 shall be authorized or approved by the directors or an authorized committee of the board.

The president or a vice president or an assistant vice president or a secretary or an assistant secretary or an investment officer or an assistant investment officer is authorized to execute any instruments necessary in connection with the purchase or the sale or other disposition of any investments other than those specifically provided for in Article 8 and to execute any agreements relating to any such investments.

The directors or an authorized committee of the board may at any time and from time to time enlarge, restrict or in any way modify the authorizations granted in Article 8 and 9.

                                  ARTICLE 10

Auditors shall be chosen at each annual meeting of the stockholders and their compensation shall be as determined by the directors.

                                  ARTICLE 11

Transfers of stock shall be made only upon the books of the company. A transfer agent may be employed.


                              ===================

I further certify that the above bylaws are now in full force and effect, and that I am an official of Connecticut General Life Insurance Company with the title indicated.

Dated at Bloomfield, Connecticut this       day of                         ,
19



                                      __________________________________________
                                                           Signature of Official


                                      __________________________________________
                                                                           Title

                                    Charter

                                      of

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                            ________________________


    Consisting of Connecticut Special Act No. 173 of 1947 and the amendments made by Special Act No. 530 of 1953, Special Act No. 76 of 1959, Special Act No. 358 of 1963 and Special Act No. 351 of 1967.

    This document also contains the Resolution of the General Assembly of Connecticut, approved June 22, 1865, under which Connecticut General Life Insurance Company was organized June 26, 1865, together with all amendments to date.


October 27, 1967

                                    Charter

                                      of

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY


    SECTION 1. Connecticut General Life Insurance Company shall continue under that name, a body corporate, with power to purchase or otherwise acquire, have, hold and enjoy lands, tenements, hereditaments, chattels, bonds, stocks, monies, choses in action and property and effects of every kind, and the same to sell, grant, demise, alien and convey and to loan, invest and reinvest any of such assets in any manner now or hereafter permitted in the case of any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business; to sue and be sued and to plead and be impleaded in all courts of law and equity; to have and to hold and to change at pleasure a common seal, and to ordain and to put into execution and to change at pleasure by-laws consistent with the laws of this state and of the United States.

    SEC. 2. The business of the corporation shall be life insurance, endowments, annuities, accident insurance, health insurance and any other business or type of business which any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business may now or hereafter lawfully do; and the corporation is specifically empowered to accept and to cede reinsurance of any such risks or hazards. The corporation may exercise such powers outside of Connecticut to the extent permitted by the laws of the particular jurisdiction. Policies or other contracts may be issued stipulated to be with or without participation in profits; and they may be with or without seal.

    SEC. 3. The capital stock of the corporation shall be not less than three million dollars and may from time to time be increased when and as authorized by the stockholders and, unless the stockholders otherwise authorize, shall be divided into shares of the par value of five dollars each. The capital stock of the corporation shall be transferable in accordance with the bylaws; and a transfer agent may be employed.

    SEC. 4. The annual meeting of the stockholders of the corporation shall be held at such time during the first half of each year and upon such notice as may be determined from time to time either by or in accordance with the by-laws. If the corporation shall fail to hold its annual meeting at the time specified for the meeting in any year or shall fail to elect directors thereat, the corporation shall not be dissolved nor shall its rights be impaired thereby, but a special meeting of the stockholders shall be called; and at such meeting directors to fill the places of the directors whose terms shall have expired may be elected and any other proper business may be transacted. At all meetings of the stockholders each stockholder shall be entitled to vote in person or by an attorney duly authorized by a written proxy, each share of stock represented at the meeting shall be entitled to one vote and the stockholders represented at the meeting shall constitute a quorum.

    SEC. 5. The corporate office shall be at Hartford or at some other town in Connecticut and the corporation may establish and maintain other offices and agencies in other towns of Connecticut and elsewhere. The property and affairs of the corporation shall be managed by a board of not less than nine directors, the number and the terms of office to be determined from time to time by the board of directors in accordance with the by-laws, provided no director shall be elected for a longer term than five years. The directors shall be chosen by ballot by the stockholders except that if any vacancy occurs in the board of directors such vacancy may be filled by the remaining directors for the unexpired portion of the term, and if the number of directors is increased by vote of the board of directors between meetings of stockholders, the additional directors, not to exceed three, may be chosen by the board of directors for terms expiring with the next annual meeting thereafter. Unless the bylaws provide otherwise, five directors shall constitute a quorum. Directors serving on the date of the acceptance of this act shall continue to serve for the terms for which they were elected.

    SEC. 6. The directors of the corporation shall choose from among their number a president and shall elect one or more vice presidents, one or more secretaries and such other officers as they may deem desirable. The president shall be elected to hold office until the next annual meeting, but he may continue to serve until his successor shall have been chosen; and the other officers may be elected for like or for different terms and they may be removed at any time at the pleasure of the directors.

    SEC. 7. Connecticut General Life Insurance Company is authorized to adopt a plan of exchange under the terms of which the shares of its issued and outstanding capital stock shall be exchanged for shares of Connecticut General Insurance Corporation on a basis which shall be specified in the plan of exchange. No such exchange shall be effected unless the plan of exchange is first adopted by the board of directors of Connecticut General Life Insurance Company and approved by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of its capital stock, nor unless there has been filed in the office of the secretary of the state a certificate setting forth the plan of exchange and the stockholder vote thereon, and a copy of a certificate of the insurance commissioner stating that he has approved and authorized the plan of exchange as provided in section 38-35 of the general statutes. Any shareholder of Connecticut General Life Insurance Company who objects to the plan of exchange shall have the right to be paid the value of all shares of Connecticut General Life Insurance Company owned by him (but excluding such value as is attributable to his interest as a beneficiary under the CG Stockholders Trust and for which he is entitled to be compensated by Aetna Insurance Company) in accordance with the provisions of section 33-374 of the general statutes. For purposes of section 33-374, such shareholder shall be deemed to be designated in subsection (c) of section 33-373 of the general statutes; and Connecticut General Life Insurance Company shall have all the rights and obligations of a "corporation" under section 33-374, provided the term "corporation," as used in said section, shall refer only to Connecticut General Life Insurance Company and the third sentence of section 33-374(h) shall have no application. Except as may be otherwise provided in the plan of exchange, and except as to shares for which payment must be made pursuant to the two previous sentences, on the date on which the exchange becomes effective, all certificates representing shares of the issued and outstanding stock of Connecticut General Life Insurance Company shall automatically and without any physical transfer or deposit be deemed for all purposes to be certificates representing shares of the issued and outstanding stock of Connecticut General Insurance Corporation.

    SEC. 8. The charter of the Connecticut General Life Insurance Company, incorporated by a resolution approved June 22, 1865, as amended, is hereby further amended to read as above; and this act shall be valid as an amendment to the charter of the corporation and shall constitute the charter of the corporation if, within two years after its passage, it shall be accepted at a meeting of the corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.


Special Act No. 173 of 1947 approved May 28, 1947; Certificate of Acceptance filed February 3, 1948.

Special Act No. 536 of 1953 approved July 1, 1953; Certificate of Acceptance filed February 23, 1954.

Special Act No. 76 of 1959 approved May 11, 1959; Certificate of Acceptance filed January 26, 1960.

Special Act No. 358 of 1963 approved June 27, 1963; Certificate of Acceptance filed March 10, 1964.

Special Act No. 351 of 1967 approved June 28, 1967; Certificate of Acceptance filed October 27, 1967.


                            ______________________

                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                        May Session, A. D. 1865.

         Incorporating the Connecticut General Life Insurance Company.

Upon the petition of Edwin D. Tiffany and others, praying for an act of incorporation:

    Resolved by this Assembly, SEC. 1. That Edwin D. Tiffany, Henry C. Deming, John C. Palmer, Jonathan B. Bunce, George S. Gilman, Ebenezer N. Kellogg, John
A. Butler, Henry J. Johnson and George D. Jewett, with all others that may become associated with them as stockholders, as hereinafter provided, and their successors, be and they are hereby created a body corporate, for the purpose of life insurance, and other purposes hereinafter mentioned, by the name of the Connecticut General Life Insurance Company, and by that name are empowered to purchase, have, hold and enjoy lands, tenements, hereditaments, chattels, stocks, choses in action, and effects of every kind, and the same to sell, grant, demise, aliene and convey; to sue and be sued, plead and be impleaded in all courts of law and equity; to have and hold a common seal, and the same to change at pleasure; and to ordain and put into execution by-laws and regulations, as they may deem proper for the well ordering of said corporation, and the transaction of its business: provided such by-laws and regulations be consistent with the laws of this state and of the United States.

    SEC. 2. The capital stock of said corporation shall not be less than five hundred thousand dollars, and may be increased by vote of the stockholders, at any time, to one million of dollars; the shares of the capital stock to be of the value of one hundred dollars each; upon which ten dollars shall be paid upon each share at the time it is subscribed for, as hereinafter provided, and ten dollars additional shall be paid upon each share of stock subscribed for, to said corporation, within twenty days from the time of the organization of said company, and the remaining eighty dollars per share shall, within twenty days from the organization of said company, be paid into the treasury of said corporation, or be secured to be- paid, either by mortgage of real estate, or by such indorsed promissory notes as shall be approved by the directors of said company.

    SEC. 3. The capital stock of said company shall be transferable according to their by-laws; and if any subscriber to said stock shall fail to pay his subscription or secure the same to be paid as aforesaid for the space of thirty days after the same shall become due, and if, upon the increase of the capital stock of said company, any subscriber to the same shall fail to pay the installments as called for by the directors of said company for the space of thirty days after the same shall become due, then said stock of such delinquent subscriber shall be sold by the directors at public auction upon at least fifteen days notice of such sale by publication in some newspaper published in Hartford, and the proceeds of said sale shall be first applied to the expenses of said sale and payment of the installments due upon the stock, and the balance of proceeds, if any, shall be refunded to the owner of said stock. The delinquent stockholders may be notified in such way as the by-laws may provide of the maturity of the installments. The stock, sold in manner above provided for, shall entitle the purchaser to all the rights of a stockholder, to the extent of shares so Purchased.

    SEC. 4. The business of said corporation shall be life insurance and annuities, and contracts of insurance may be made, providing for all risks, hazards, guarantees and contingencies to which life insurance is applicable, conferring endowments and granting and purchasing annuities upon such conditions and for such periods of time as may be determined by said corporation; and said company may procure such re-insurance of their risks as may be deemed desirable. Policies may be issued, stipulated to be with or without participation in profits, and all dividends which shall be allotted to such participating policies which are not claimed and called for within two years after the same shall have been declared shall be forfeited to said company.

    SEC. 5. Said company may issue policies upon lives for the benefit of and payable to married women; and all contracts of insurance, so beneficial to married women, whether made with said married women or with other persons in their behalf, shall be, if so expressed in the policy, the sole and separate estate of said married woman, and may be made payable at the maturity of said policies, in case of previous death of said married women, to their children; and the discharge of said policies by said married women, or their assigns and their children (or their guardians, if minors), in case of death of said married women, shall be a valid discharge of said contracts.

    SEC. 6. The office of said company shall be located at Hartford, and its affairs shall be managed by not less than seven nor more than twenty directors (their number to be determined by the by-laws), to be chosen by ballot from among and by the stockholders, a majority of whom shall be residents of this state, which directors first chosen shall hold office until the first Tuesday in May next ensuing the date of their election, and until others are chosen to supply their places; and the annual meetings for the choice of directors shall, after the first election, be holden at the city of Hartford on the first Tuesday in May, or on such other day in the month of May as shall be determined by the by-laws of said corporation. Each share of stock represented by the holder or his proxy shall be entitled to one vote in the choice of directors.

    SEC. 7. If it shall so happen that a choice of directors shall not be made at the time of any annual meeting, said corporation shall not be thereby dissolved, but an election may be had within one year thereafter at some time signified by the directors last chosen. Public notice by order of the directors shall always be given at least ten days previous to any meeting of the stockholders in a newspaper printed at Hartford. The president may call a special meeting of stockholders at the request of five of the directors.

    SEC. 8. To carry out the provisions of this charter, and to organize the said corporation, Edwin D. Tiffany, Jonathan B. Bunce and George S. Gilman are authorized and appointed to receive subscriptions to the capital stock thereof and the payment of the first installment thereon, and when three thousand shares of said stock shall have been subscribed for, and the first installment has been paid thereon, upon their said Tiffany, Bunce and Gilman's call, by notice published in a newspaper printed in Hartford ten days before the time of said meeting, the subscribers may meet at the time and place named in said call, and adopt such by-laws, rules and regulations as they may deem proper, in compliance with this act; and said subscribers may at said meeting elect a board of directors in the manner aforesaid, to hold office as above provided; and when the by-laws have been adopted, and the board of directors have been organized by the choice of a president and secretary, the said corporation may exercise all the power conferred by this act.

    SEC. 9. The directors may choose a president, vice-president and secretary, and appoint such other officers, clerks and agents, and establish such agencies in this state and elsewhere as shall be by them deemed advisable for conducting the business of said company; fix their compensation, and take bonds of any and all of them for the faithful discharge of their duties, and may make such covenants and agreements as may be deemed necessary, and such contracts and agreements signed either by the president or secretary shall be binding on said company. The president and vice-president shall be chosen from the board of directors, and may hold their appointments for one year, and until others are chosen in their places; the other officers and employees of said company may be removed, and new ones appointed at the pleasure of the directors. In the absence or disability of the president and vice-president, the directors may choose a president pro tempore, and in case a vacancy occurs in the board of directors, the remaining directors may fill such vacancy.

    SEC. 10. All policies or other contracts of insurance authorized by this act may be made with or without the seal of said corporation, and shall be signed by the president or vice-president and the secretary, and when so signed and executed shall be binding and obligatory upon said corporation, according to the true intent and meaning of said policies and contracts.

    SEC. 11. The capital stock acquired monies and personal estate of said corporation may be invested, at the discretion of the directors, in loans upon real estate, in bonds and mortgages, in loans upon or purchase of United States notes and bonds, bank stocks or bonds issued by states or by municipal or other corporations, or may be loaned upon indorsed promissory notes not having more than twelve months to run; and the same may be called in and re-invested under the provisions of this act; and it shall be the duty of said corporation to make an annual report to the general assembly, containing a full and accurate statement of its condition and affairs.

    SEC. 12. This act shall take effect from the day of its passage, and may be altered, amended or repealed at the pleasure of the general assembly; and nothing contained therein shall be so construed as to authorize said company to engage in the business of banking.

Approved, June 22, 1865.

                             ____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY.

                                                    January Session, A. D. 1873.

    Authorizing the Connecticut General Life Insurance Company to Reduce its Capital Stock.

Upon the petition of the Connecticut General Life Insurance Company for reduction of its capital stock:

    Resolved by this Assembly. SECTION 1. That power and authority be, and hereby are, given to the Connecticut General Life Insurance Company to reduce its capital stock, from time to time, to any amount not less than $125,000, by reducing the number of shares, or the par value of the shares, of the respective stockholders of said company, pro rata, and to return that portion of the capital represented by stock notes to the respective stockholders whenever the stockholders and directors shall so elect, and to return the cash portion of said capital authorized by this act whenever the assets of said company shall show a net surplus by the official valuation of the insurance department of this state, exclusive of its capital stock, of the sum of twenty-five thousand dollars, and a majority of the stockholders shall so vote, at a meeting or meetings duly warned and held for acting on said subject, and said stockholders' vote shall have been approved by a vote of at least two-thirds of the directors of said company.

    SEC. 2. Whenever the stockholders and directors of said company shall have voted any reduction of the capital stock as aforesaid the directors shall immediately cause a certificate of said action, signed by their president in the name and behalf of said company, and countersigned by their secretary, and under the corporate seal of said company, and acknowledged in the manner required by law for conveyance of land, to be filed in the office of the secretary of this state for record, and thereupon the charter of said company shall be deemed to be amended in respect to the amount of its capital, and the number or the par value of its shares, so as to conform to the said reduction voted and certified to the secretary of state; and said company shall, with such reduced capital, possess the same rights, and be subject to the same liabilities, that it possessed or was subject to at the time of said reduction.

    SEC. 3. After said reduction of capital as aforesaid said company, by a majority vote of its directors, may require each stockholder to return his original certificate of stock held by him, and in lieu thereof shall issue new certificates of stock for such number of shares, or of such par value as said stockholders shall be entitled to in the proportion that the reduced capital shall bear to the capital before said reduction; and said company shall reimburse and pay each stockholder the par value of the reduced amount of his stock in said company by first returning to him, or endorsing as paid on his stock-note or notes held by the company the amount of said reduction if said notes equal said reduction; and, in case said notes do not equal the amount of said reduction, shall pay the balance in cash upon surrender of the original certificate of stock.

Approved, June 19, 1873.

(Certificate of Acceptance filed February 28, 1874.)


                             _____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                    January Session, A. D. 1911.

                       [Senate Joint Resolution No. 51.]
                                     [27.]

    AMENDING THE CHARTER OF THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

    Resolved by this Assembly. SECTION 1. That the annual meeting of the Connecticut General Life Insurance Company, after the year 1911, shall be holden at the city of Hartford on the first Tuesday of February, or on such other day in the month of February as shall be determined by the bylaws of said corporation.

    SEC. 2. Said corporation is hereby authorized and empowered to insure persons against loss of life or personal injury resulting from any cause, and against loss resulting from disabilities caused by disease.

    SEC. 3. The affairs of said corporation shall be managed by not less than nine nor more than fifteen directors, the number thereof to be determined by the by-laws, a majority of whom shall be residents of this state, and who shall be chosen by ballot from among and by the stockholders in manner following: at the next annual meeting after the acceptance of this amendment the stockholders shall elect not less than three nor more than five directors to serve for the term of one year, not less than three nor more than five directors to serve for the term of two years, and not less than three nor more than five directors to serve for the term of three years; and annually thereafter not less than three nor more than five directors shall be elected to hold office for the term of three years. Whenever any vacancy shall occur in the board of directors by the death or resignation of a director, such vacancy may be filled by the remaining directors for the remainder of the term for which such director was elected.

    SEC. 4. So much of the resolution incorporating said company, approved June 22, 1865, as is inconsistent herewith is hereby, repealed.

    Approved, March 9, 1911.
    (Certificate of Acceptance filed June 1, 1911.)


                             ____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                    January Session, A. D. 1921.

                             [House Bill No. 510.]

                                    [101.]

AN ACT AMENDING THE CHARTER OF THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

Be it enacted by the Senate and House of Representatives in General Assembly convened:

    SECTION 1. The Connecticut General Life Insurance Company, incorporated under resolution approved June 22, 1865, is hereby authorized to increase its capital stock to an amount not exceeding in the aggregate the sum of five million dollars.

    SEC. 2. This act shall become operative as an amendment to the charter of the Connecticut General Life Insurance Company if within one year after its approval it shall be accepted at a meeting of said corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.

    Approved, April 13, 1921.

    (Certificate of Acceptance filed February 9, 1922.)

                             ____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                    January Session, A. D. 1929.


                     [Substitute for Senate Bill No. 207.]
                                     [96.]

AN ACT AMENDING THE CHARTER OF THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

Be it enacted by the Senate and House of Representatives in General Assembly convened:

    SECTION 1. The Connecticut General Life Insurance Company, incorporated by resolution approved June 22, 1865, from time to time, may change the par value and number of shares of its issued and outstanding capital stock, provided the par value shall be not less than ten dollars for each share and the aggregate par value be not altered by such change; but no such change shall be valid unless approved by a vote of at least two-thirds of the stock represented at a meeting of the stockholders duly warned and held for that purpose nor unless a majority of the directors shall make, sign and swear to and file in the office of the secretary of the state a certificate stating that such change has been duly approved by the stockholders and setting forth a copy of the vote of the stockholders, which vote shall show the details of such change.

    SEC. 2. Said corporation may, from time to time, and to the amount of capital stock authorized by its charter, issue shares of stock with the same par value as that of its then outstanding capital stock.

    SEC. 3. This act shall be valid as an amendment to the charter of said corporation if, within one year after its passage, it shall be accepted at a meeting of said corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.

    Approved, April 18, 1929.

    (Certificate of Acceptance filed November 18, 1929.)


                             ____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                    January Session, A. D. 1941.


                            [Senate Bill No. 694.]
                                    [480.]

AN ACT AMENDING THE CHARTER OF THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

Be it enacted by the Senate and House of Representatives in General Assembly convened:

    SECTION 1. The Connecticut General Life Insurance Company incorporated under a resolution approved June 22, 1865, is authorized to increase its capital stock to an amount not exceeding in the aggregate the sum of ten million dollars.

    SEC. 2. The Connecticut General Life Insurance Company is authorized to subscribe for, purchase, hold or dispose of capital stock of the Connecticut General Casualty Insurance Company and the Connecticut General Insurance Company.

    SEC. 3. This act shall be valid as an amendment to the charter of said corporation if, within two years after its passage, it shall be accepted at a meeting of said corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.

    Approved, June 24, 1941.

    (Certificate of Acceptance filed February 3, 1942.)


                             ____________________

                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                    January Session, A. D. 1947.



                     [Substitute for Senate Bill No. 639.]

                                    [173.]


AN ACT AMENDING THE CHARTER OF THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

        SECTION 1. Connecticut General Life Insurance Company shall continue under that name, a body corporate, with power to purchase or otherwise acquire, have, hold and enjoy lands, tenements, hereditaments, chattels, bonds, stocks, monies, choses in action and property and effects of every kind, and the same to sell, grant, demise, alien and convey and to loan, invest and reinvest any of such assets in any manner now or hereafter permitted in the case of any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business; to sue and be sued and to plead and be impleaded in all courts of law and equity; to have and to hold and to change at pleasure a common seal, and to ordain and to put into execution and to change at pleasure by-laws consistent with the laws of this state and of the United States.

        SEC. 2. The business of the corporation shall be life insurance, endowments, annuities, accident insurance, health insurance and any other business or type of business which any other corporation now or hereafter chartered by Connecticut and empowered to do a life insurance business may now or hereafter lawfully do; and the corporation is specifically empowered to accept and to cede reinsurance of any such risks or hazards. The corporation may exercise such powers outside of Connecticut to the extent permitted by the laws of the particular jurisdiction. Policies or other contracts may be issued stipulated to be with or without participation in profits; and they may be with or without seal.

        SEC. 3. The capital stock of the corporation shall be not less than three million dollars and may from time to time be increased when and as authorized by the stockholders to any sum not exceeding in the aggregate twenty million dollars and, unless the stockholders otherwise authorize, shall be divided into shares of the par value of ten dollars each. The capital stock of the corporation shall be transferable in accordance with the by-laws; and a transfer agent may be employed.

        SEC. 4. The annual meeting of the stockholders of the corporation shall be held at such time during the first half of each year and upon such notice as may be determined from time to time either by or in accordance with the by-laws. If the corporation shall fail to hold its annual meeting at the time specified for the meeting in any year or shall fail to elect directors thereat, the corporation shall not be dissolved nor shall its rights be impaired thereby, but a special meeting of the stockholders shall be called; and at such meeting directors to fill the places of the directors whose terms shall have expired may be elected and any other proper business may be transacted. At all meetings of the stockholders each stockholder shall be entitled to vote in person or by an attorney duly authorized by a written proxy, each share of stock represented at the meeting shall be entitled to one vote and the stockholders represented at the meeting shall constitute a quorum.

        SEC. 5. The corporate office shall be at Hartford but the corporation may establish and maintain other offices and agencies in other towns of Connecticut and elsewhere. The property and affairs of the corporation shall be managed by a board of not less than nine directors, the number from time to time to be determined either by or in accordance with the by-laws. The directors shall be chosen by ballot from among and by the stockholders and shall be divided into three classes. At each annual meeting one class of directors shall be elected, each director so elected to hold office for a term expiring with the third annual meeting thereafter, but he may continue to serve until his successor shall have been chosen. In the event of an increase in the number of directors the term of any such additional director shall expire at the same time as the terms of the other members of the class to which he shall have been assigned. When any vacancy shall occur in the board of directors such vacancy may be filled by the remaining directors for the unexpired portion of the term. Unless the by-laws provide otherwise, three directors shall constitute a quorum. Directors serving on the date of the acceptance of this act shall continue to serve for the terms for which they were elected.

        SEC. 6. The directors of the corporation shall choose from among their number a president and shall elect one or more vice presidents, one or more secretaries and such other officers as they may deem desirable. The president shall be elected to hold office until the next annual meeting, but he may continue to serve until his successor shall have been chosen; and the other officers may be elected for like or for different terms and they may be removed at any time at the pleasure of the directors.

        SEC. 7. The charter of the Connecticut General Life Insurance Company, incorporated by a resolution approved June 22, 1865, as amended, is hereby further amended to read as above; and this act shall be valid as an amendment to the charter of the corporation and shall constitute the charter of the corporation if, within two years after its passage, it shall be accepted at a meeting of the corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.

             Approved, May 28, 1947.

             (Certificate of Acceptance filed February 3, 1948.)


                             ____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                    January Session, A. D. 1953.

                     [Substitute for Senate Bill No. 462.]

                                    [536.]

AN ACT AMENDING THE CHARTER OF THE CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

        SECTION 1. Section 3 of number 173 of the special acts of 1947 is amended to read as follows: The capital stock of the corporation shall be not less than three million dollars and may from time to time be increased when and as authorized by the stockholders to any sum not exceeding in the aggregate fifty million dollars and unless the stockholders otherwise authorize, shall be divided into shares of the par value of ten dollars each. The capital stock of the corporation shall be transferable in accordance with the by-laws; and a transfer agent may be employed.

        SEC. 2. Section 5 of said act is amended to read as follows: The corporate office shall be at Hartford or at some other town in Connecticut and the corporation may establish and maintain other offices and agencies in other towns of Connecticut and elsewhere. The property and affairs of the corporation shall be managed by a board of not less than nine directors, the number from time to time to be determined either by or in accordance with the by-laws. The directors shall be chosen by ballot from among and by the stockholders and shall be divided into three classes. At each annual meeting one class of directors shall be elected, each director so elected to hold office for a term expiring with the third annual meeting thereafter, but he may continue to serve until his successor shall have been chosen. In the event of an increase in the number of directors the term of any such additional director shall expire at the same time as the terms of the other members of the class to which he shall have been assigned. When any vacancy shall occur in the board of directors such vacancy may be filled by the remaining directors for the unexpired portion of the term. Unless the by-laws provide otherwise, three directors shall constitute a quorum. Directors serving on the date of the acceptance of this act shall continue to serve for the terms for which they were elected.

        SEC. 3. This act shall be valid as an amendment to the charter of the corporation if, within two years after its passage, it shall be accepted at a meeting of the corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.

        Approved, July 1, 1953.
        (Certificate of Acceptance filed February 23, 1954.)


                             ____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,

                                                    January Session, A. D. 1959.


                     [Substitute for House Bill No. 2655.]

                                     [76.]

AN ACT AMENDING THE CHARTER OF CONNECTICUT GENERAL LIFE INSURANCE COMPANY, CONCERNING THE BOARD OF DIRECTORS.

        SECTION 1. Section 5 of the charter of the Connecticut General Life Insurance Company, incorporated under a resolution approved June 22, 1865, as amended by number 173 of the special acts of 1947, and section 2 of number 536 of the special acts of 1953, is amended to read as follows: The corporate office shall be at Hartford or at some other town in Connecticut and the corporation may establish and maintain other offices and agencies in other towns of Connecticut and elsewhere. The property and affairs of the corporation shall be managed by a board of not less than nine directors, the number and the terms of office to be determined from time to time by the board of directors in accordance with the by-laws, provided no director shall be elected for a longer term than five years. The directors shall be chosen by ballot from among and by the stockholders except that if any vacancy shall occur in the board of directors such vacancy may be filled by the remaining directors for the unexpired portion of the term, and if the number of directors shall be increased by vote of the board of directors between meetings of stockholders the additional directors, not to exceed three, may be chosen by the board of directors for terms expiring with the next annual meeting thereafter. Unless the by-laws provide otherwise, five directors shall constitute a quorum. Directors serving on the date of the acceptance of this act shall continue to serve for the terms for which they were elected.

        SEC. 2. This act shall be valid as an amendment to the charter of the corporation if, within two years after its passage, it shall be accepted at a meeting of the corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.

        Approved May 11, 1959.
        (Certificate of Acceptance filed January 26, 1960.)


                             ____________________


                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,
                                                     January Session, A. D. 1963


                            [House Bill No. 3699.]
                                    [358.]

AN ACT CONCERNING THE CAPITAL STOCK OF CONNECTICUT GENERAL LIFE INSURANCE
COMPANY.

        SECTION 1. Section 3 of the charter of the Connecticut General Life Insurance Company is amended to read as follows: The capital stock of the corporation shall be not less than three million dollars and may from time to time be increased when and as authorized by the stockholders and, unless the stockholders otherwise authorize, shall be divided into shares of the par value of five dollars each. The capital stock of the corporation shall be transferable in accordance with the bylaws; and a transfer agent may be employed.

        SEC. 2. This act shall be valid as an amendment to the charter of the corporation if, within two years after its passage, it shall be accepted at a meeting of the corporation duly warned and held for that purpose and an attested copy of such acceptance filed in the office of the secretary of the state.

        Approved June 27, 1963.
        (Certificate of Acceptance filed March 10, 1964.)


                             ____________________

                                         STATE OF CONNECTICUT, GENERAL ASSEMBLY,
                                                     January Session, A. D. 1967


                     [Substitute for House Bill No. 2626.]
                                    [351.]

AN ACT AMENDING THE CHAPTER OF CONNECTICUT GENERAL LIFE INSURANCE COMPANY.

        SECTION 1. The charter of Connecticut General Life Insurance Company is amended by inserting immediately after section 6 the following new section 7:
Connecticut General Life Insurance Company is authorized to adopt a plan of exchange under the terms of which the shares of its issued and outstanding capital stock shall be exchanged for shares of Connecticut General Insurance Corporation on a basis which shall be specified in the plan of exchange. No such exchange shall be effected unless the plan of exchange is first adopted by the board of directors of Connecticut General Life Insurance Company and approved by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of its capital stock, nor unless there has been filed in the office of the secretary of the state a certificate setting forth the plan of exchange and the stockholder vote thereon, and a copy of a certificate of the insurance commissioner stating that he has approved and authorized the plan of exchange as provided in section 38-35 of the general statutes. Any shareholder of Connecticut General Life Insurance Company who objects to the plan of exchange shall have the right to be paid the value of all shares of Connecticut General Life Insurance Company owned by him (but excluding such value as is attributable to his interest as a beneficiary under the CG Stockholders Trust and for which he is entitled to be compensated by Aetna Insurance Company) in accordance with the provisions of section 33-374 of the general statutes. For purposes of section 33-374, such shareholder shall be deemed to be designated in subsection (c) of section 33-373 of the general statutes; and Connecticut General Life Insurance Company shall have all the rights and obligations of a "corporation" under section 33-374, provided the term "corporation," as used in said section, shall refer only to Connecticut General Life Insurance Company and the third sentence of section 33-374(h) shall have no application. Except as may be otherwise provided in the plan of exchange, and except as to shares for which payment must be made pursuant to the two previous sentences, on the date on which the exchange becomes effective, all certificates representing shares of the issued and outstanding stock of Connecticut General Life Insurance Company shall automatically and without any physical transfer or deposit be deemed for all purposes to be certificates representing shares of the issued and outstanding stock of Connecticut General Insurance Corporation.

        SEC. 2. The charter of Connecticut General Life Insurance Company, as amended by number 173 of the special acts of 1947, is amended by renumbering present section 7 as section 8.

        SEC. 3. Section I of number 76 of the special acts of 1959, being section 5 of the charter of Connecticut General Life Insurance Company, is amended to read as follows: The corporate office shall be at Hartford or at some other town in Connecticut and the corporation may establish and maintain other offices and agencies in other towns of Connecticut and elsewhere. The property and affairs of the corporation shall be managed by a board of not less than nine directors, the number and the terms of office to be determined from time to time by the board of directors in accordance with the bylaws, provided no director shall be elected for a longer term than five years. The directors shall be chosen by ballot by the stockholders except that if any vacancy occurs in the board of directors such vacancy may be filled by the remaining directors for the unexpired portion of the term, and if the number of directors is increased by vote of the board of directors between meetings of stockholders, the additional directors, not to exceed three, may be chosen by the board of directors for terms expiring with the next annual meeting thereafter. Unless the bylaws provide otherwise, five directors shall constitute a quorum. Directors serving on the date of the acceptance of this act shall continue to serve for the terms for which they were elected.

        SEC. 4. This act shall be valid as an amendment to the charter of the corporation if, within two years after its passage, it is accepted at a meeting of the corporation duly warned and held for that purpose and an attested copy of such acceptance is filed in the office of the secretary of the state.

        Approved June 28, 1967.

        (Certificate of Acceptance filed October 27, 1967.)


                             ____________________

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                           Attachment to Certificate
                           -------------------------
                Amending Certificate of Incorporation (Charter)
                -----------------------------------------------

RESOLVED: That Section 5 of the Corporation's Charter is hereby amended to read as follows:

        "The corporate office shall be at Bloomfield, Connecticut or at some other place within or without the State of Connecticut and the corporation may establish and maintain other offices and agencies in other locations within or without the State. The property and affairs of the corporation shall be managed under the direction of a board of not less than nine directors, the number and the terms of office to be determined from time to time by the board of directors in accordance with the bylaws, provided no directors shall be elected for a longer term than five years. The directors shall be chosen by ballot by the stockholders except that, if any vacancy occurs in the board of directors, such vacancy may be filled by the remaining directors for the unexpired portion of the term, and if the number of directors is increased by vote of the board of directors between meetings of stockholders, the additional directors may be chosen by the board of directors for terms expiring with the next annual meeting thereafter. Unless the bylaws provide for a lesser or greater quorum as may be permitted by law, a majority of the authorized number of directors, as fixed by the board of directors from time to time, shall constitute a quorum."

RESOLVED: That Section 6 of the Corporation's Charter is hereby amended to read as follows:

        "The directors of the corporation shall elect a president, one or more vice presidents, one or more secretaries, including a corporate secretary, and such other officers as they may deem desirable. If authorized by the board of directors, the chairman of the board, the president and other designated officers shall each have the power to appoint such officers, other than the chairman of the board, the president and the corporate secretary, as the appointing officer may deem desirable. The president shall be elected to hold office until the next annual meeting, but he may continue to service until his successors has been chosen; and the other officers may be elected or appointed for like or different terms and they may be removed at any time at the pleasure of the directors or, in the case of appointed officers only, of the appointing officer."